EXHIBIT 99.4

                        ORION HEALTHCORP, INC.

                UNAUDITED PRO FORMA CONDENSED COMBINED

                         FINANCIAL STATEMENTS

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements are presented to illustrate the effect on the historical financial position and operating results as a result of the proposed IPS Merger, with IPS being treated as the acquirer for accounting purposes, and the proposed DCPS/MBS Merger. The unaudited pro forma condensed combined financial statements also give effect to the equity financing transaction, the debt exchange agreement between SurgiCare and certain affiliates of Brantley IV, and the restructuring of IPS and SurgiCare debt with DVI. The following two unaudited pro forma condensed combined statements of earnings are presented using SurgiCare's, IPS's, and DCPS's results for the year ended December 31, 2003 and the nine months ended September 30, 2004 and MBS's results for the year ended September 30, 2003 and the nine months ended June 30, 2004. There have been no unusual events or transactions related to MBS during the quarter ended September 30, 2004 which would require disclosure in the pro forma condensed combined statement of earnings. The following unaudited pro forma condensed combined balance sheet is presented using SurgiCare's, IPS's, MBS's and DCPS's condition as of September 30, 2004. The DCPS/MBS pro forma adjustments are combined for purposes of the unaudited pro forma condensed combined financial statements because the mergers of these two entities into the subsidiary of SurgiCare are contingent on each other. DCPS and MBS are related entities that use a shared information system, respond to requests for proposals jointly, have common clients and shared business arrangements and collectively share the responsibility for sales and marketing efforts, though they do not have common ownership or accounting relationships. We have determined that showing the pro forma adjustments combined instead of separately would be consistent with the proposed merger transactions with DCPS and MBS.

     SurgiCare expects to account for the IPS Merger as a "reverse" acquisition in accordance with generally accepted accounting principles, with IPS being designated as the accounting acquirer. The IPS merger is the result of consideration of various alternatives by IPS to obtain additional funding to finance the operations of its physician practice management company and IntegriMED, its application service provider. Brantley Venture Partners III, L.P. and Brantley Capital, current investors in IPS, did not have the ability, based on investment limitations defined in their by-laws, to provide additional equity capital to IPS. SurgiCare had approached Brantley's general partners about funding for their operations during the same time that IPS was looking at funding alternatives. Brantley's general partners, through Brantley IV, viewed the IPS merger as an attractive alternative to help fund the operations of IPS while expanding into two other desirable businesses, surgery centers and physician billing companies. In accordance with FAS 141, all else being equal, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights in the combined entity. Although there is no majority shareholder of IPS, the Brantley affiliates, on an as-converted basis, hold the largest share of IPS stock at 31.1%. After completion of the merger, the Brantley affiliates, who are current owners of IPS, (other than Brantley IV) will receive 81.7% of the total shares of SurgiCare Class A Common Stock issued to IPS stockholders. Immediately after the Transactions, on a fully-diluted, as-converted basis, IPS stockholders and Brantley affiliates will own 71.5% of the Class A Common Stock of the SurgiCare entity post-transaction (Orion). Brantley IV and its affiliates had no ownership of SurgiCare stock prior to the signing of the IPS merger agreement. Another criteria used to determine the acquiring entity according to FAS 141 is the composition of the governing body of the combined entity. Post-transaction, Brantley affiliates and IPS stockholders will own 78.9% of the voting rights of Orion, and will therefore have the ability to elect a voting majority of the governing body of Orion. The final criteria considered by management in determining the acquiring entity in accordance with FAS 141 is the composition of senior management of the combined entity. After completion of the merger, it is anticipated that the non-executive Chairman of the Board will be Paul Cascio, a Brantley general partner, the Chief Executive Officer (CEO) of Orion will be current CEO of IPS, the President of Orion will be the current CEO of SurgiCare, and the Chief Financial Officer (CFO) of Orion will be the current CFO of IPS.

     The DCPS/MBS Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for each merger using the purchase method of accounting. Accordingly, the total purchase costs will be allocated to the tangible and intangible assets acquired and liabilities assumed of SurgiCare, DCPS and MBS based on their respective fair values. The unaudited pro forma condensed combined balance sheet is presented as if the Mergers and other transactions contemplated thereby had occurred on September 30, 2004. The unaudited pro forma condensed combined statements of earnings assumes that the Mergers and the other transactions contemplated thereby had occurred on January 1, 2003. The pro forma adjustments are based on the information and assumptions available and considered reasonable at the time of this filing.

     A final determination of the required purchase accounting adjustments will be made after completion of the Transactions. In management's opinion, the unaudited pro forma condensed combined financial information reflected herein is not expected to differ materially from the final amounts. The actual financial position and results of operations may differ, perhaps significantly, from the pro forma amounts reflected herein because of additional information, changes in value that are not currently identified and operating results between the dates of the pro forma information and the date on which the acquisitions actually take place.

     Because the unaudited pro forma condensed combined financial information is based upon the financial condition and operating results of SurgiCare, IPS, MBS and DCPS during periods when the businesses were under separate management and control, the information presented may not be indicative of the results that would have actually occurred had the Mergers been consummated as of the respective periods presented, nor is it indicative of future financial or operating results. SurgiCare may also expect to incur integration related expenses as a result of the Mergers. The unaudited pro forma financial information and related notes should be read along with:

(i) the annual report on Form 10-KSB/A of SurgiCare for the fiscal year ended December 31, 2003;

(ii) the quarterly report on Form 10-QSB/A of SurgiCare for the Quarter ended September 30, 2004;

(iii) the management's discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of IPS, included in the proxy statement on Form DEFM14A filed on September 10, 2004;

(iv) the management's discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of DCPS, included in the proxy statement on Form DEFM14A filed on September 10, 2004; and

(v) the management's discussion and analysis of financial condition and results of operations, historical financial statements, and the related notes of MBS included in the proxy statement on Form DEFM14A filed on September 10, 2004.


              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            As of September 30, 2004

                            (A)         (B)        (C)          (D)         (E)            (F)               (G)
                                    Integrated   Medical    Dennis Cain
                                    Physician    Billing     Physician
                       SurgiCare,   Solutions,   Services,   Solutions,  SurgiCare/        DCPS/       (A)+ (B) +(C)
                          Inc.         Inc.        Inc.        LLC          IPS             MBS       + (D) + (E)+ (F)
                       as reported  as reported as reported as reported  Pro Forma       Pro Forma       Pro Forma
                       30-Sep-04     30-Sep-04   30-Sep-04   30-Sep-04  Adjustments     Adjustments       Combined
                       -------------------------------------------------------------------------------------------------
                                                                         (1,447,000)(k)
                                                                           (612,463)(k)
                                                                         13,328,350 (h)
  Cash and cash                                                          (5,908,761)(h)
   equivalents            $110,591     $146,250    $60,672    $248,629     (220,000)(a) $(3,200,000)(j)      $2,506,268
  Accounts receivable
   and other               916,830    1,993,761    667,525     356,045                                        3,934,161
  Inventory                340,575      207,891                                                                 548,466
  Prepaid expenses and
   other current assets    163,017      450,528     31,105      15,329                                          659,979
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total current assets   1,531,013    2,798,430    759,302     620,003    5,140,126      (3,200,000)          7,648,874

 Property, Plant &
  Equipment              3,030,282      355,254     91,696      78,828                                        3,556,060

 Other Long Term Assets                                                  (4,112,980)(l)
  Intangibles, including                                                 18,605,354 (d)
    goodwill             8,119,235    7,520,443                          (8,119,235)(b)   9,325,432 (j)      31,338,249
  Real estate                                                                                                         -
  Other assets             902,773       67,277      5,571                                                      975,621
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total other long term
   assets                9,022,008    7,587,720      5,571           -    6,373,139       9,325,432          32,313,870
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total assets         $13,583,303  $10,741,404   $856,569    $698,831  $11,513,265      $6,125,432         $43,518,804
                       ============ ============ ========== =========== ============    ============    ================

 Current Liabilities
                                                                           (212,463)(k)
                                                                           (327,505)(i)
                                                                           (128,350)(h)
  Accounts payable and             (j)                                   (1,030,570)(g)
   accrued expenses     $5,966,158   $4,262,514   $185,834    $149,558  $(1,512,084)(a)   $(84,850) (j)      $7,268,242

  Income taxes payable                             164,590                                                      164,590




                                                                           (400,000)(k)
                                                                         (1,039,183)(i)
                                                                         (1,901,585)(i)
  Current portion of                                                     (2,269,036)(i)
   long-term-debt and                                                    (4,980,411)(h)
   capital lease                                                         (3,849,719)(g)
   obligation            9,177,958    8,986,408     15,660               (1,000,000)(a)                       2,740,092
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total current
   liabilities          15,144,116   13,248,922    366,084     149,558  (18,650,906)        (84,850)         10,172,924

 Long Term Liabilities
  Long term debt and
   capital lease
   obligations             512,966    2,268,968     19,467                1,039,183 (i)   1,000,000 (j)       4,840,584
  Minority interest in
   partnership             169,500                                                                              169,500
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total long term
   liabilities             682,466    2,268,968     19,467          --     1,039,183      1,000,000           5,010,084

  Redeemable
   Convertible
   Preferred Stock                   12,787,413                         (12,787,413)(c)                               -

 Stockholders' Equity

                                                                             11,482 (h)
                                                                              1,610 (g)
                                                                           (337,923)(e)
                                                                            142,817 (c)
  Common stock, Class                                                        (2,821)(c)      1,652 (j)
   A, B and C              191,493        2,821      1,000                   10,500 (a)     (1,000)(j)           21,631


                                                                         (1,447,000)(k)
                                                                          2,229,090 (i)
                                                                         12,516,869 (h)
                                                                          4,878,678 (g)
                                                                        (17,635,026)(f)
                                                                            337,923 (e)
                                                                         18,605,354 (d)
                                                                           (139,996)(c)
                                                                           (625,000)(c)
                                                                         12,787,413 (c)
  Additional paid-in-                                                    (8,119,235)(b)
   capital              16,929,906    9,392,505    114,000                  598,500 (a)   6,114,921(j)       56,538,902

                                                                         (4,112,980)(l)
  Retained Earnings                                                       2,269,036 (i)
  (Accumulated                                                           17,635,026 (f)
   Deficit)            (19,318,110) (26,334,225)   356,018     549,273    1,683,084 (a)  (905,291) (j)      (28,178,169)

  Treasury stock           (38,318)    (625,000)                            625,000 (c)                         (38,318)

  Shareholders
   receivable               (8,250)                                                                              (8,250)
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total stockholders'
   equity               (2,243,279) (17,563,899)   471,018     549,273   41,912,401       5,210,282          28,335,796
                       ------------ ------------ ---------- ----------- ------------    ------------    ----------------
  Total liabilities and
   stockholders'
   equity               $13,583,303  $10,741,404   $856,569    $698,831  $11,513,265      $6,125,432        $43,518,804
                       ============ ============ ========== =========== ============    ============    ================


See Accompanying Introduction and Notes to Unaudited Pro Forma Condensed
Combined Balance Sheet

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of September 30, 2004



(a) To reflect the negotiated pay-off of the A.I. International Corporate Holdings, Ltd. and First National Bank S.A.L. of Lebanon note based on a settlement agreement dated as required by the merger agreement

     The agreement exchanges the total debt and accrued interest for $220,000 in cash and 2,100,000 shares of Common Stock Class A (pre-reverse split, 210,000 shares post-reverse split) to be paid at closing of the merger transaction.


                 Loan balance as of September 30, 2004                                                                $1,000,000
                 Accrued interest as of September 30, 2004                                                             1,512,084
                 Common Stock Class A:
                                    Number of  (Pre-reverse split)
                                        Shares                                                              2,100,000
                                                 Par value of         $0.005                                              10,500
                 Additional paid in capital for common stock issued                                                      598,500
                 Retained earnings-gain on debt restructuring
                 ($220,000 cash and $609,000 Common Stock Class A in exchange
                 for $2,512,084 in debt and accrued interest)                                                         $1,683,084


(b)  To eliminate the historical balance of goodwill for SurgiCare, Inc.

(c) To record the recapitalization of IPS to reflect the conversion of IPS redeemable preferred stock into IPS common, then its exchange for SurgiCare common.

 IPS redeemable convertible preferred stock as of September 30, 2004                                         $ 12,787,413
                                                                                                      ====================

To eliminate the treasury stock balance of IPS

 IPS treasury stock balance as of September 30, 2004                                                         $625,000
                                                                                                      ================

 (The elimination of IPS treasury stock is made through an adjustment to additional paid in capital)

To record the recapitalization of IPS for the number of SurgiCare, Inc. shares received in the merger transaction.

      28,563,490  shares @ $0.005 per share         $142,817
 Less:  IPS historical balance                         2,821
                                             ----------------
 Adjustment to additional paid-in capital           $139,996
                                             ================

(d) To record the tentative allocation of the purchase price at estimated fair values and the elimination of historical additional paid-in capital balance of SurgiCare, Inc.

     To record the merger transactions related to SurgiCare, Inc.'s balance sheet as of September 30, 2004:



                                                                                                SurgiCare, Inc.
                                                                                ----------------------------------------
                                                                                 As Reported Adjustments     As Adjusted

 Current assets
              Cash and cash equivalents                                             110,591    (220,000) (a)   (109,409)
              Accounts receivable and other                                         916,830                     916,830
              Inventory                                                             340,575                     340,575
              Prepaid expenses and other assets                                     163,017                     163,017
                                                                                ------------------------    ------------
              Total current assets                                                1,531,013    (220,000)      1,311,013

 Property, Plant and Equipment                                                    3,030,282                   3,030,282

 Other Long-Term Assets
              Intangibles, including goodwill                                     8,119,235  (8,119,235) (b)          -
              Real estate                                                                 -                           -
              Other assets                                                          902,773                     902,773
                                                                                ------------------------    ------------
              Total other long-term assets                                        9,022,008  (8,119,235)        902,773

                                                                                ------------------------    ------------
              Total assets                                                       13,583,303  (8,339,235)      5,244,068
                                                                                ========================    ============

 Current
  Liabilities                                                                                  (327,505) (i)
              Accounts payable and accrued expenses                               5,966,158  (1,512,084) (a)  4,126,569
              Income taxes payable                                                        -                           -
                                                                                             (1,901,585) (i)
              Current portion of long-term debt and capital lease obligations     9,177,958  (1,000,000) (a)  6,276,373
                                                                                ------------------------    ------------
              Total current liabilities                                          15,144,116  (4,741,174)     10,402,942

 Long-Term Liabilities
              Long-term debt and capital lease obligations                          512,966                     512,966
              Minority interest in partnership                                      169,500                     169,500
                                                                                ------------------------    ------------
              Total long-term liabilities                                           682,466           -         682,466

              Redeemable convertible preferred stock                                      -

 Stockholders' Equity
              Preferred stock                                                             -           -               -

              Common stock, Class A, B & C                                          191,493      10,500  (a)    201,993
              Capital                                                                     -                           -
                                                                                              2,229,090  (i)
                                                                                             (8,119,235) (b)
              Additional paid-in capital                                         16,929,906     598,500  (a) 11,638,261


              Retained earnings (accumulated deficit)                           (19,318,110)  1,683,084  (a)(17,635,026)
              Treasury stock                                                        (38,318)                    (38,318)
              Shareholders' receivable                                               (8,250)                     (8,250)
                                                                                ------------------------    ------------
              Total stockholders' equity                                         (2,243,279) (3,598,061)     (5,841,340)

                                                                                ------------------------    ------------
              Total liabilities and stockholders' equity                         13,583,303  (8,339,235)      5,244,068
                                                                                ========================    ============


 Purchase price includes:                                                                                      Purchase
                                                                                                                Price
 Market capitalization of SurgiCare, Inc. at effective date of Merger:                                       -------------
 SurgiCare, Inc. outstanding shares of Class A common stock                                 38,207,287        $11,080,113
 Market price per share (assuming measurement date of December 14, 2004)                        $0.290          1,683,901
 Direct merger transaction costs                                                                              -----------
                                   Total purchase price                                                       $12,764,014
                                                                                                              ============


                                                                                                              Fair Value
 Allocated as follows:                                                                                       -------------
 Cash                                                                                                         $  (109,409)
 Receivables                                                                                                      916,830
 Inventory                                                                                                        340,575
 Other current assets                                                                                             163,017
 Property and equipment                                                                                         3,030,282
 Investments/other                                                                                                902,773
 Merger Goodwill and Identifiable intangible assets                                                            18,605,354
 Debt                                                                                                          (6,958,839)
 Accounts payable-trade and accruals                                                                           (4,126,569)
                                                                                                              -----------
 Net assets acquired                                                                                          $12,764,014
                                                                                                              ============

The outstanding Common Stock Class A used in the purchase price allocation is based on the shares outstanding as of September 30, 2004. The market price per share used was calculated in accordance with paragraph 22 of SFAS 141, using the average of the daily average of the high and low trading prices of the common stock for the five trading days ended on December 14, 2004.

As of September 30, 2004, identifiable intangible assets and goodwill related to SurgiCare were as follows:

 Joint venture interest - Surgery Centers                                                                     $ 8,190,179
 Management contracts - Surgery Centers                                                                         5,040,137
 Joint venture interest - MRI                                                                                   1,862,723
 Management contracts - MRI                                                                                       427,880
 Non-compete agreements                                                                                           179,845
 Trained workforce (to be classifed with goodwill for financial statement purposes)                               590,580
 Public shareholder list (to be classified with goodwill for financial statement purposes)                        500,000
 Goodwill                                                                                                       1,814,010
                                                                                                              -----------
                       Total goodwill and identifiable intangibles                                            $18,605,354
                                                                                                              ===========


 Reconciliation of total purchase price to net adjustment to additional paid-in capital:

  Total purchase price                                                                                    $12,764,014

  Net assets to be acquired based on historical balances                                        2,243,279

  Adjustments:
                 Cash related to the debt retirement in note (a) above                            220,000
                 Historical goodwill balance related to note (b) above                          8,119,235
                 Accrued interest related to the debt retirement in note (a) above             (1,512,084)
                 Debt related to the debt retirement in note (a) above                         (1,000,000)
                 Gain on debt cancellation in note (i) below                                   (2,229,090)
                                                                                               -----------
                                               Subtotal                                         3,598,061
                 Net adjustment to net assets acquired                                                      5,841,340
                                                                                                          ------------
  Total adjustment to additional paid-in capital                                                          $18,605,354
                                                                                                          ============

(e) To adjust the par value of the SurgiCare, Inc. Common Stock Class A from $0.005 to $0.001 and reflect the one for ten reverse stock split as required by the Merger Agreement



The outstanding shares as of September 30, 2004, prior to the debt exchange, the equity financing and the DCPS/MBS acquisition were as follows:

                                                                 Par Value                    Shares
                                                             ----------------             -------------
 SurgiCare shares outstanding as of September 30, 2004              $191,493                38,207,287
 IPS recapitalization                                                142,817                28,563,490
 Shares issued to A. I. International Corporate Holdings, Ltd.
 and First National Bank S.A.L. of Lebanon as part of
 note exchange                                                        10,500                 2,100,000
                                                             ----------------             -------------
                  Total                                              344,810                68,870,777

                  Reverse Split and change in par value from
                  $0.005 to $0.001                                     6,887                 6,887,078
                                                             ----------------
                  Adjustment                                       $(337,923)
                                                             ================

Outstanding shares at closing (assuming the September 30, 2004 outstanding shares for SurgiCare), on a post-reverse split basis, would be:

                                                                 Par Value                    Shares
                                                             ----------------             -------------
                  SurgiCare Stockholders (including the shares
                  issued as part of the note exchange as
                  described in note (a) above)                        $4,031                 4,030,729
                  IPS Common Stockholders (Class A)                    2,856                 2,856,349
                  Non-Brantley (Class B)                               1,034                 1,033,791
                  Brantley Capital Corporation (Class B)               1,723                 1,722,982
                  Brantley IV (Class B)                                8,725                 8,725,487
                  Brantley III loan conversion (Class A)                 644                   644,176
                  Brantley Capital Corporation loan
                  conversion (Class A)                                   966                   966,207
                  DCPS/MBS equityholders (Class A and C)               1,652                 1,651,518
                                                             ----------------             -------------
                               Total                                 $21,631                21,631,239
                                                             ================             =============

The outstanding shares at closing, assuming the measurement date of December 14, 2004, on a post-reverse split basis, prior to conversion of the Class B shares or any earn-out shares issued as part of the DCPS/MBS acquisition, would be:

                                                                 Par Value                    Shares
                                                             ----------------             -------------
                  SurgiCare stockholders (including the shares
                  issued as part of the note exchange as
                  described in note (b) above)                        $4,471                 4,470,654
                  IPS common stockholders (Class A)                    2,856                 2,856,349
                  Non-Brantley (Class B)                               1,034                 1,033,791
                  Brantley Capital Corporation (Class B)               1,723                 1,722,982
                  Brantley IV (Class B)                                8,725                 8,725,487
                  Brantley III loan conversion (Class A)                 658                   657,874
                  Brantley Capital Corporation loan
                  conversion (Class A)                                   981                   981,431
                  DCPS/MBS equityholders (Class A and C)               1,652                 1,651,518
                                                             ----------------             -------------
                               Total                                 $22,100                22,100,087
                                                             ================             =============

The differences noted are related to options and warrants for current
SurgiCare stockholders, which are assumed converted for purposes of determining the number of shares issued in the IPS merger, and differences between the IPS debt exchanged for SurgiCare Class A common stock as of September 30, 2004 and December 14, 2004 (see note (g)).

(f)  To eliminate SurgiCare's retained earnings as follows:

                    Historical retained earnings as of September 30, 2004                                        $(19,318,110)
                    Adjustment to retained earnings related to the debt retirement in
                    note (a) above                                                                                  1,683,084
                                                                                                                 -------------
                                              Total adjustment to eliminate SurgiCare retained earnings          $(17,635,026)
                                                                                                                 =============


(g) Conversion of Brantley Venture Partners III, LLP and Brantley Capital Corporation debt to SurgiCare, Inc. Common Stock

     Represents the conversion of outstanding IPS notes (and related interest) payable to Brantley affiliates into an estimate of (on a post reverse split basis) shares of SurgiCare, Inc. Common Stock Class A and B as 1,610,383 follows:

                     Brantley Venture Partners III, LLP (IPS) as of September 30, 2004                       $1,868,109
                     Brantley Capital Corporation (IPS) as of September 30, 2004                              3,012,180
                                                                                                             -----------
                     Total liabilities converted                                                             $4,880,289
                                                                                                             ===========


                     Common Stock (1,610,383 shares at $0.001 par value)                                         $1,610
                     Additional paid in capital                                                               4,878,679
                                                                                                             -----------
                     Total                                                                                   $4,880,289
                                                                                                             ===========

The share estimate was calculated using the debt outstanding as of September 30, 2004, with a market price based on the average of the daily average of the high and low trading prices of the common stock for the five trading days ended on December 14, 2004. If the share estimate had been calculated using the debt outstanding at the measurement date of December 14, 2004, the debt would have been converted into 1,639,304 shares of SurgiCare, Inc. Common Stock Class A and B.

Of the total debt, $ 1,030,570 represents accrued interest and will reduce accrued expenses on the balance sheet, with the remaining difference of $3,849,719 reducing current portion of long-term debt. (See note (i) below for the proper classification of debt between current and long-term portions.)

(h)  To record the additional equity investment

     Represents a total additional equity investment of $13,328,350 by Brantley Capital Corporation, Non-Brantley Investors and Brantley IV.

     (1) Brantley Capital Corporation, in exchange for SurgiCare Common Stock Class B, invested a total of $2,000,000, in addition to the conversion of debt detailed in note (g), above.

     (2) Non-Brantley Investors, in exchange for SurgiCare Common Stock Class B, invested a total of $1,200,000.

     (3) Brantley IV, in exchange for SurgiCare Common Stock Class B, invested a total of $10,128,350, of which $5,108,761 will be used to retire the Lakepoint Acquisition (an affiliate of Brantley IV) and Brantley debt, including accrued interest of $128,350.

          New equity investors will receive a number of shares of Common Stock Class B equal to 1.02 times the SurgiCare shares outstanding
          (giving effect to 'in-the-money' options and warrants) divided by 0.49, plus $2,720,000 divided by $1.25 per share (on a post-reverse split basis).

          On a post-reverse split, fully-diluted basis, the total outstanding shares for purposes of this calculation as of September 30, 2004 are assumed to be 4,470,654. Therefore, the number of shares of Common Stock Class B to be issued to new equity investors would be calculated as follows:



 Total SurgiCare, Inc. post-reverse split shares outstanding as of September 30, 2004       4,470,654
                                                                         multiplied by           1.02
                                                                                      ----------------
                                                                                            4,560,067
                                                                            divided by           0.49
                                                                                      ----------------
                                                                                            9,306,260
                                                $2,720,000   divided by         $1.25       2,176,000
                                                                                      ----------------
 Shares of Common Stock Class B to be issued to new equity investors                       11,482,260
                                                                                      ================


The allocation of the equity investment between common stock and additional paid-in capital would be as follows:

        Common stock                           (11,482,260 shares at $0.001 par value)                    $11,482
        Additional paid-in capital                                                                     13,316,868
                                                                                                      ------------
        Total investment                                                                              $13,328,350
                                                                                                      ============


The total outstanding shares of Common Stock Class A,B and C, assuming a market price of $2.90 (post-reverse split) would be as follows (on a fully-diluted basis):

      Non-Brantley (Class B)                                                                                  1,033,791
      Brantley Capital Corporation (Class B)                                                                  1,722,982
      Brantley IV (Class B)                                                                                   8,725,487
      Brantley III loan conversion (Class A)                                                                    657,874
      Brantley Capital Corporation loan conversion (Class A)                                                    981,431
      SurgiCare Stockholders (Class A)                                                                        4,470,654
      IPS Stockholders (Class A) (includes Brantley affiliates)                                               2,856,349
      DCPS/MBS equityholders (Class C) (before earn-out shares)                                               1,651,518
                                                                                                             -----------
      Total shares outstanding                                                                               22,100,087
                                                                                                             ===========

(i) To record the restructuring of IPS and SurgiCare revolving lines of credit and term loans with DVI Business Credit Corporation and DVI Financial Services, Inc. (DVI) and properly classify debt between current and long-term.

     On August 25, 2003 DVI announced that it was seeking protection under Chapter 11 of the United States Bankruptcy laws. Both IPS and SurgiCare had loans outstanding to DVI in the form of term loans and revolving lines of credit. As part of the merger transaction, both IPS and SurgiCare negotiated a discount on the term loans and a buy-out of the revolving lines of credit. As part of that agreement, the companies executed a new loan agreement with U.S. Bank Portfolio Services (USBPS), as Servicer for payees, for payment of the revolving lines of credit and renegotiation of the term loans. Additionally, as part of that transaction, the companies signed a term sheet with Healthcare Business Credit Corporation for a new revolving line of credit, which was used to pay-off the DVI revolving lines of credit. The transaction, which occurred at closing, is as follows:

  Outstanding loans to DVI (U.S. Bank NA as trustee):                                   Term Loans  Revolver    Total

  IPS                                                                                  $2,784,022 $2,476,342 $5,260,364
  SurgiCare                                                                             3,713,434  1,454,323  5,167,757
                                                                                       ---------------------------------
  Total                                                                                 6,497,456  3,930,665 10,428,121

  Negotiated discount on loans (gain on debt restructure)                              (3,346,151)(1,151,974)(4,498,126)
                                                                                       ---------------------------------

  Bank debt outstanding at close                                                        3,151,305  2,778,690  5,929,995
                                                                                       ---------------------------------
  Payment due at closing                                                                          (2,000,000)(2,000,000)
                                                                                       ---------------------------------
  Balance after closing                                                                $3,151,305   $778,690 $3,929,995
                                                                                       =================================

  IPS portion of gain on debt restructure                                                    50.4%           $2,269,036
  SurgiCare portion of gain on debt restructure                                              49.6%            2,229,090
                                                                                                             -----------
                                                                                                             $4,498,126
                                                                                                             ===========

The gain on the cancellation of debt of $4,498,126 has been allocated based on the historical note balances of IPS and SurgiCare. The gain allocated to SurgiCare reduces the amount of debt assumed in the purchase accounting adjustments in note (d) above. The gain allocated to IPS is not included in the pro forma statements of earnings because the adjustment will not have a continuing impact on the operations of the new entity.

The $3,750,144 term loan is an interest free loan. In accordance with FAS
15, "if the total future cash payments specified by the new terms of a payable, including both payments designated as interest and those designated as face amount, are less than the carrying amount of the payable, the debtor shall reduce the carrying amount to an amount equal to the total future cash payments specified by the new terms and shall recognize a gain on restructuring of payable equal to the amount of the reduction. Thereafter, all cash payments under the terms of the payable shall be accounted for as reductions of the carrying amount of the payable, and no interest expense shall be recognized on the payable for any period between the restructuring and maturity of the payable." Therefore, no interest expense is recognized on the renegotiated loans for IPS. Because SurgiCare is not the accounting acquirer, interest would be imputed on their portion of the loan amount, and the carrying value adjusted to reflect the present value of total payments due. The restructured loans have been allocated between SurgiCare and IPS based on their respective loan balances prior to the restructure. The restructured loan related to the revolvers is a $750,000 loan bearing interest at 6.5%, payable in two installments, $500,000 due 12 months from the closing date and $250,000 due 18 months from the closing date.

                                                                                  New Loan Balance
                                                                             -------------------------
                                                 Original                        Term       Revolver
 Loan balance allocation:                         Balance                %       Loan        Loan
------------------------------               ---------------------------------------------------------
 IPS                                              $5,260,364            50.4% $1,891,724     $378,330
 SurgiCare                                         5,167,757            49.6%  1,858,420      371,670
                                             ----------------                -------------------------
                  Total                          $10,428,121                  $3,750,144     $750,000
                                             ================                =========================

For IPS, the interest due on the Revolver portion of the loan would be added to the total carrying value, and for the term loan portion the total amount of payments to be paid would be the carrying value ($1,891,724). For SurgiCare, the interest due on the Revolver portion of the loan would be expensed over the appropriate periods, and the carrying value would be $371,670. For the term loan portion for SurgiCare, the carrying value would be the present value of the total payments due of $1,858,420 as follows:


                                   Principal to be Paid          Interest to be Paid            Total Payments
                             -----------------------------------------------------------------------------------------
                                   Term         Revolver          Term        Revolver       Term         Revolver
                             -----------------------------------------------------------------------------------------
 IPS                             $1,891,724        $407,020                               $1,891,724         $407,020
 SurgiCare                        1,259,581         371,670        $598,839     $28,185    1,858,420          399,855
                             -----------------------------------------------------------------------------------------
                  Total          $3,151,305        $778,690        $598,839     $28,185   $3,750,144         $806,875
                             =========================================================================================


The allocation of the restructured debt between current and long-term is as follows:

                                                                                     Restructured    New        Total
                                                                                                    Revolver
                                                                                    ------------------------------------
 Current                                                                                $680,191  $1,600,000  $2,280,191
 Long- term                                                                            3,249,804           -   3,249,804
                                                                                    ------------------------------------
 Total                                                                                $3,929,995  $1,600,000  $5,529,995
                                                                                    ====================================

The total debt, after all adjustments related to debt restructuring and the MBS/DCPS acquisition is as follows:

                                                                                       Current     Long-term    Total
                                                                                    ------------------------------------

         U.S. Bank                                                                      $680,191  $3,249,804 $3,929,995
         New Revolver                                                                  1,600,000              1,600,000
         Capital Leases and Other                                                        459,900     590,780  1,050,680
         DCPS/MBS acquisition note                                                                 1,000,000  1,000,000
                                                                                    ------------------------------------
                                                                              Total   $2,740,091  $4,840,584 $7,580,675
                                                                                    ====================================

(j) To reflect the allocation of purchase consideration for the DCPS/MBS transaction and the elimination of those entities' historical equity accounts.

     Purchase price includes:

 Cash, at closing                                                                          $3,000,000
 Note Payable (8% interest, due 3 years from the closing
  date)                                                                                     1,000,000
 Common Stock - Class A and C (1,651,518 shares)                                            5,780,314
 Liabilities assumed                                                                          450,259
                                                                                         -------------

 Total purchase price                                                                     $10,230,573
                                                                                         =============


The DCPS/MBS merger agreement includes contingent future payments (the "earnout") to the sellers and contingent return of debt and stock (the "clawback") to SurgiCare based on post acquisition earnings targets for each of 2004 and 2005 of $1.0 million in EBITDA. The contingent earnout or clawback has not been reflected in the purchase price allocation. The contingent earnout or clawback, if realized, will be accounted for at that time as an addition to (earnout) or reduction in (clawback) the cost of the acqusition and goodwill and other identifiable intangibles will be adjusted accordingly. In accordance with FAS 141, the measurement date for the merger is based on the amended merger agreement dated July 16, 2004, and the closing Market price of SurgiCare's stock as of that date is used to calculate the total purchase price.

 Allocated as follows:

                                                                               Historical NBV                    As
                                                                             ------------------
                                                                                MBS      DCPS   Adjustments   Adjusted
                                                                             -------------------------------------------

  Cash                                                                        $60,672 $248,629   $(200,000)    $109,301
  Accounts receivable-trade and other                                         667,525  356,045                1,023,570
  Other current assets                                                         31,105   15,329                   46,434
                                                                             -------------------------------------------

  Total current assets                                                        759,302  620,003    (200,000)   1,179,305

  Property and equipment                                                       91,696   78,828                  170,524
  Goodwill and identifiable intangible assets                                                    9,325,432    9,325,432
  Other assets                                                                  5,571        -                    5,571
                                                                             -------------------------------------------

  Total assets                                                                856,569  698,831   9,125,432   10,680,832

  Accounts payable and accruals                                              (350,424)(149,558)     84,850     (415,132)
  LT debt and capital leases                                                  (35,127)       -                  (35,127)
                                                                             -------------------------------------------

  Net assets acquired                                                        $471,018 $549,273  $9,210,282  $10,230,573
                                                                             ===========================================

The $200,000 adjustment to cash represents the amount of cash taken out at closing by the sellers, in accordance with the merger agreement. The $84,850 adjustment to accrued expenses represents excess accrued vacation not assumed by SurgiCare as part of the transaction.

As of September 30, 2004, identifiable intangible assets and goodwill related to DCPS/MBS are estimated to be as follows:


 Client relationships                                                                                        $6,229,389
 Non-compete agreement                                                                                        1,482,744
 Acquired software                                                                                              494,248
 Trained workforce (to be classified with goodwill for financial reporting purposes)                          1,119,051
 Goodwill                                                                                                             -
                                                                                                            ------------

 Total                                                                                                       $9,325,432
                                                                                                            ============

The additional paid-in capital adjustment related to the DCPS/MBS merger agreement was calculated as follows:

 Total purchase price                                                                                       $10,230,573
 Less:           Cash purchase price                                                                         (3,000,000)
                 Note payable issued as part of purchase                                                     (1,000,000)
                 MBS historical additional paid-in capital                                                     (114,000)
                                                                                                            ------------
 Net equity adjustment                                                                                        6,116,573
 Less:           Common stock issued at $0.001 per share, post-reverse split                                     (1,652)
                                                                                                            ------------
 Adjustment to additional paid-in capital                                                                    $6,114,921
                                                                                                            ============


(k) To reflect the payment of certain negotiated accounts payable & notes payable and certain merger transaction costs at closing.

(l) To reflect the impairment of certain intangible assets based on the following post-closing information:

          On March 7, 2005, Orion HealthCorp, Inc. announced that it had consolidated two Houston-based ambulatory surgery centers. The Company is closing the Bellaire SurgiCare facility and expects the consolidated facility, SurgiCare Memorial Village, to benefit from increased physician participation and accelerating admissions.

     In accordance with FAS 142, "Goodwill and Other Intangible Assets," the Company tested the identifiable intangible assets and goodwill related to SurgiCare (as defined in note (d), above) using the present value of cash flows method. As a result of the decision to close Bellaire SurgiCare and the resulting impairment of the joint venture interest and management contracts related to the surgery centers, the Company will record a charge for impairment of intangible assets of $4,112,980 at the end of 2004.


          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                  For the nine months ended September 30, 2004


                            (A)         (B)        (C)          (D)         (E)            (F)               (G)
                                     Integrated   Medical    Dennis Cain
                                     Physician    Billing     Physician
                        SurgiCare,   Solutions,   Services,   Solutions,    SurgiCare/       DCPS/       (A)+ (B) +(C)
                           Inc.         Inc.        Inc.        LLC           IPS             MBS       + (D) + (E)+ (F)
                       as reported  as reported as reported  as reported    Pro Forma      Pro Forma       Pro Forma
                         30-Sep-04   30-Sep-04    30-Jun-04   30-Sep-04    Adjustments    Adjustments      combined
                        ------------------------------------------------------------------------------------------------
 Operating revenues      $4,747,365  $15,637,625  $4,569,556  $3,401,857                                    $28,356,403
 Cost of services         3,193,699    9,780,902                                                             12,974,601
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------

 Gross margin             1,553,666    5,856,723   4,569,556   3,401,857           -              -          15,381,802

 General and
  administrative
  expenses:
         Salaries and
          benefits        1,103,095    3,472,960   3,024,470   1,599,210                 (1,084,239) (g)      8,115,496
         Facility rent
          and related
          costs             900,968    1,007,589     207,516     106,652                                      2,222,724
         Depreciation
          and
          amortization      621,963      420,578      38,084      37,690   1,693,599  (e)   763,753  (i)      3,575,667
         Professional
          and consulting
          fees            1,366,200      433,239      75,402      27,115                                      1,901,956
         Insurance          166,444      451,366      14,725       3,187                                        635,722
         Provision for
          doubtful
          accounts          135,420      816,486                                                                951,906
         Other              589,094    1,090,311     689,713     752,490                                      3,121,608
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------
         Total general
          and
          administrative  4,883,184    7,692,529   4,049,910   2,526,344   1,693,599       (320,486)         20,525,080
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------
 Other operating
  (income) expenses:
         Charge for
          impairment of
          intangible
          assets                                                           4,112,980  (j)                     4,112,980
         Loss (gain) on
          sale of assets      2,930                                                                               2,930
         Forgiveness of
          debt             (217,614)                                                                           (217,614)
         Impairment on
          investment in
          land            2,046,124                                                                           2,046,124
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------
         Total other
          operating
          expenses        1,831,440            -           -           -   4,112,980              -           5,944,420
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------
 Total operating
  expenses                6,714,624    7,692,529   4,049,910   2,526,344   5,806,579       (320,486)         26,469,500
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------


 Operating income (loss) (5,160,958)  (1,835,806)    519,646     875,513  (5,806,579)       320,486         (11,087,698)
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------

 Other income (expense):
                                                                             547,500  (d)
                                                                             334,863  (c)
         Interest
          expense        (1,686,009)    (748,327)     (1,866)                321,640  (b)   (60,000) (h)     (1,292,199)
         Interest income                               1,091          92                                          1,183
         Equity in
          (earnings)
          losses of
          limited
          partnerships       43,706                                                                              43,706
         Other income         3,564                                                                               3,564
         Other expense,
          net                            (19,140)                                                               (19,140)
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------
         Total other
          expense, net   (1,638,739)    (767,467)       (775)         92   1,204,003        (60,000)         (1,262,886)
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------

 Income (loss) before
  income taxes           (6,799,697)  (2,603,273)    518,871     875,605  (4,602,576)       260,486         (12,350,585)

 Income tax expense
  (recovery)                                         196,976                                                    196,976
                        ------------ ------------ ----------- ----------- -----------    -----------    ----------------

 Net Income (loss)       (6,799,697)  (2,603,273)    321,895     875,605  (4,602,576)       260,486         (12,547,561)

 Preferred stock
  dividends                             (495,900)                            495,900  (a)                             -
                        ------------------------------------------------------------------------------------------------
 Net Income (loss)
  attributable to
    common stockholders $(6,799,697) $(3,099,173)   $321,895    $875,605 $(4,106,676)      $260,486        $(12,547,561)
                        ============ ============ =========== =========== ===========    ===========    ================

See Accompanying Introduction and Notes to Unaudited Pro Forma Condensed
Combined Statements of Earnings


Historical and Pro Forma primary and fully diluted per share data:

                                                                    For the nine months ended September 30, 2004
                                                                   -------------------------------------------------
                                                                          Historical               Pro Forma
                                                                   -------------------------------------------------


 Net Loss                                                                     $(6,799,697)         $(12,547,561)
 Weighted average shares outstanding at December 31, 2003 (post-
  split)                                                                        2,475,405            20,230,867  (f)
 Dilutive stock options and warrants                                (A)
 Conversion of preferred shares                                     (B)
 Conversion of debt                                                 (C)
 Weighted average shares outstanding for diluted net loss per share
 Net Loss per share - Primary                                                      $(2.75)               $(0.62)
                                                                   -----------------------    ------------------
 Net Loss per share - Diluted                                                      $(2.75)               $(0.62)
                                                                   -----------------------    ------------------


The following potentially dilutive securities are not included in the 2003 Historical and Pro Forma calculation of common shares outstanding for diluted net earnings per share, because their effects would be anti-dilutive due to the net loss on a historical basis:

(A) SurgiCare, Inc. had 9,654,297 options and warrants outstanding at December 31, 2003. Integrated Physician Solutions, Inc. had 1,116,611 options and warrants outstanding at December 31, 2003.

(B) 900,000 shares of SurgiCare, Inc. Series AA Preferred stock were convertible into $4,500,000 of common shares and 1,137,700 shares of SurgiCare, Inc. Series A Preferred stock were convertible into 1,137,700 common shares as of December 31, 2003.

(C) $1,000,000 of debentures were convertible into common stock at a price equal to $1.50 per share (pre-reverse split) as of December 31, 2003.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                      For the year ended December 31, 2003


                            (A)         (B)        (C)          (D)         (E)            (F)               (G)
                                    Integrated    Medical    Dennis Cain
                                    Physician     Billing     Physician
                       SurgiCare,   Solutions,    Services,   Solutions,  SurgiCare/        DCPS/       (A)+ (B) +(C)
                          Inc.         Inc.         Inc.        LLC          IPS             MBS       + (D) + (E)+ (F)
                       as reported  as reported as reported as reported  Pro Forma       Pro Forma       Pro Forma
                       31-Dec-03      31-Dec-03    30-Sep-03   31-Dec-03  Adjustments    Adjustments      combined
                    ----------------------------------------------------------------------------------------------------

 Operating revenues      $8,064,523  $23,545,522  $6,060,302  $4,010,797                                    $41,681,144
 Cost of services         4,528,644   14,689,694                                                             19,218,338
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------

 Gross margin             3,535,879    8,855,828   6,060,302   4,010,797           -              -          22,462,806

 General and
  administrative
  expenses:
     Salaries and
      benefits            1,576,831    4,068,408   4,547,114   2,525,068                   (676,007) (g)     12,041,414
     Facility rent
      and related
      costs               1,299,268    1,355,230     253,281     137,058                                      3,044,837
     Depreciation
      and
      amortization          858,924      643,371      50,779      47,570   2,258,132  (e) 1,018,337  (i)      4,877,113
     Professional
      and consulting
      fees                1,097,264      885,973      75,906      20,597                                      2,079,740
     Insurance              178,161      553,201      20,872      10,508                                        762,742
     Provision for
      doubtful
      accounts              289,823    1,758,819                                                              2,048,642
     Other                  799,921    1,506,954     957,133     514,731                                      3,778,739
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------
     Total general
      and
      administrative      6,100,192   10,771,956   5,905,085   3,255,532   2,258,132        342,330          28,633,227
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------
 Other operating
  (income) expenses:
     Charge for
      impairment of
      intangible
      assets                           2,598,029                           4,112,980  (j)                     6,711,009
     Loss (gain) on
      sale of assets        144,260                                                                             144,260
     Impairment on
      investment in
      land                  579,385                                                                             579,385
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------
     Total other
      operating
      expenses              723,645    2,598,029           -           -   4,112,980              -           7,434,654
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------
 Total operating
  expenses                6,823,837   13,369,985   5,905,085   3,255,532   6,371,112        342,330          36,067,881
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------


 Operating income
  (loss)                 (3,287,958)  (4,514,157)    155,217     755,265  (6,371,112)      (342,330)        (13,605,075)
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------

 Other income
  (expense)
                                                                             730,000  (d)
                                                                             950,104  (c)
     Interest
      expense            (1,922,315)    (784,008)     (4,552)                306,180  (b)   (80,000) (h)       (804,591)
     Interest income                                   2,595         546                                          3,141
     Equity in
      (earnings)
      losses of
      limited
      partnerships          194,444                                                                             194,444
     Other income            32,205                      512                                                     32,717
     Other expense,
      net                                (23,580)                                                               (23,580)
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------
     Total other
      expense, net       (1,695,666)    (807,588)     (1,445)        546   1,986,284        (80,000)           (597,869)
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------

 Income (loss)
  before income
  taxes                  (4,983,624)  (5,321,745)    153,772     755,811   (4,384,828)     (422,330)        (14,202,943)

 Income tax expense
  (recovery)               (173,407)                  52,194                                                   (121,213)
                    ---------------- ------------ ----------- ----------- -----------    -----------    ----------------

 Net income (loss)       (4,810,217)  (5,321,745)    101,578     755,811   (4,384,828)     (422,330)        (14,081,730)

 Preferred stock
  dividends                             (738,085)                            738,085  (a)                             -
                    ----------------------------------------------------------------------------------------------------
 Net income (loss)
  attributable to
    common
     stockholders       $(4,810,217) $(6,059,830)   $101,578    $755,811  $(3,646,743)    $(422,330)       $(14,081,730)
                    ================ ============ =========== =========== ============   ===========    ================

See Accompanying Introduction and Notes to Unaudited Pro Forma Condensed
Combined Statements of Earnings

Historical and Pro Forma primary and fully diluted per share data:

                                                                       For the Year Ended December 31, 2003
                                                                  --------------------------------------------------
                                                                         Historical                Pro Forma
                                                                  --------------------------------------------------


 Net loss                                                                     $(4,810,217)         $(14,081,730)
 Weighted average shares outstanding (post-split)                               2,475,405            20,230,867  (f)
 Dilutive stock options and warrants                               (A)
 Conversion of preferred shares                                    (B)
 Conversion of debt                                                (C)
 Weighted average shares outstanding for diluted net loss per share
 Net loss per share - primary                                                      $(1.94)               $(0.70)
                                                                  ------------------------    ------------------
 Net loss per share - diluted                                                      $(1.94)               $(0.70)
                                                                  ------------------------    ------------------

The following potentially dilutive securities are not included in the 2003 Historical and Pro Forma calculation of common shares outstanding for diluted net earnings per share, because their effects would be anti-dilutive due to the net loss on a historical basis:

(A) SurgiCare, Inc. had 9,654,297 options and warrants outstanding at December 31, 2003. Integrated Physician Solutions, Inc. had 1,116,611 options and warrants outstanding at December 31, 2003.

(B) 900,000 shares of SurgiCare, Inc. Series AA Preferred stock were convertible into $4,500,000 of common shares and 1,137,700 shares of SurgiCare, Inc. Series A Preferred stock were convertible into 1,137,700 common shares as of December 31, 2003.

(C) $1,000,000 of debentures were convertible into common stock at a price equal to $1.50 per share (pre-reverse split) as of December 31, 2003.


 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
 For the year ended December 31, 2003 and the nine months ended September 30, 2004


(a) To eliminate historical preferred stock dividends on IPS Series A-2 redeemable preferred stock of 1,653,000 shares

                                                                                                        YTD      Y/E
                                                                                                       9/30/04  12/31/03
                                                                                                     -------------------

                                                                                                     $495,900  $738,085
                                                                                                     ===================


(b) To eliminate historical interest expense on IPS indebtedness converted to SurgiCare common as part of the merger

                                                                                                        YTD      Y/E
                                                                                                       9/30/04  12/31/03
                                                                                                     -------------------

                                                                                                     $321,640  $306,180
                                                                                                     ===================

               Reconciliation of interest expense to accrued interest:
                                 1999         25,630
                                 2000        101,964
                                 2001        103,145
                                 2002        172,011
                                 2003        306,180
            Nine months ended 9/30/04        321,640
                                      ---------------
                Total accrued interest     1,030,570
                                      ===============

 (c) To adjust interest expense for the debt restructuring                                            YTD        Y/E
                                                                                                     9/30/04   12/31/03
                                                                                                   ---------------------

     Interest on SurgiCare's allocation of restructured loans (see note (i) to the pro forma
      balance sheet) $1,259,581 + $371,670 at 6.5%                                                   $79,523   $106,031
     Interest on re-financed revolving line of credit of $1,600,000 at prime
      plus 3%                                         (7.75% @ 9/30/04)                               93,000    124,000
                                                                                                   ---------------------

     Total interest on new debt                                                                      172,523    230,031

     Less: interest on historical debt                                                              (507,386)(1,180,135)
                                                                                                   ---------------------

                                    Adjustment                                                     $(334,863) $(950,104)
                                                                                                   =====================

The $3,750,144 term loan is an interest free loan. In accordance with FAS
15, "if the total future cash payments specified by the new terms of a payable, including both payments designated as interest and those designated as face amount, are less than the carrying amount of the payable, the debtor shall reduce the carrying amount to an amount equal to the total future cash payments specified by the new terms and shall recognize a gain on restructuring of payable equal to the amount of the reduction. Thereafter, all cash payments under the terms of the payable shall be accounted for as reductions of the carrying amount of the payable, and no interest expense shall be recognized on the payable for any period between the restructuring and maturity of the payable." Therefore, no interest expense is recognized on the renegotiated loans for IPS. Because SurgiCare is not the accounting acquirer, interest would be imputed on their portion of the loan amount, and the carrying value adjusted to reflect the present value of total payments due. The restructured loans have been allocated between SurgiCare and IPS based on their respective loan balances prior to the restructure. The restructured loan related to the revolvers is a $750,000 loan bearing interest at 6.5%, payable in two installments, $500,000 due 12 months from the closing date and $250,000 due 18 months from the closing date.


 Outstanding loans to DVI (U.S. Bank NA as trustee):                                                            Y/E
                                                                                               YTD 9/30/04    12/31/03
                                                                                            ----------------------------

 IPS                                                                                              $5,260,364 $5,195,367
 SurgiCare                                                                                         5,167,757  5,001,198
                                                                                            ----------------------------
 Total                                                                                            10,428,121 10,196,565

 Negotiated discount on loans (gain on debt restructure)                                          (4,898,126)(4,666,570)

                                                                                            ----------------------------
 Bank debt outstanding at close                                                                   $5,529,995 $5,529,995
                                                                                            ============================

 IPS portion of gain on debt restructure                                               50.4%      $2,470,812 $2,354,006
 SurgiCare portion of gain on debt restructure                                         49.6%       2,427,314  2,312,564
                                                                                            ----------------------------
                                                                                                  $4,898,126 $4,666,570
                                                                                            ============================


The gain on debt restructure has been allocated based on the historical note balances IPS and SurgiCare.

The gain allocated to SurgiCare reduces the amount of debt assumed in the purchase accounting adjustments in note (d) to the pro forma balance sheet.

The gain allocated to IPS is not included in the pro forma statements of earnings because the adjustment will not have a continuing impact on the operations of the new entity.

 (d) To eliminate interest on the A. I. International Corporated Holdings, Ltd. And First National      YTD      Y/E
      Bank S.A.L. of Lebanon debt                                                                      9/30/04  12/31/03
                                                                                                     -------------------
     based on an agreement dated July 15, 2004 whereby SurgiCare will exchange a $1,000,000 note and
     accrued interest for $220,000 in cash and 2,100,000 shares of Class A common stock              $547,500  $730,000
                                                                                                     ===================


                         Reconciliation of interest expense to accrued interest:
                                  2002                  $234,584
                                  2003                   730,000
                         YTD 9/30/04                     547,500
                                                 ----------------
                           Total accrued interest     $1,512,084
                                                 ================


(e) To record the amortization of SurgiCare identifiable intangible assets as follows:

                                                                                        Useful
                                                                              Amount     Life
                                                                           -------------------------------
     Joint venture interest - Surgery Centers                               $8,190,179    7.5    yrs (average contract life)
     Management contracts - Surgery Centers                                  5,040,137    7.5    yrs (average contract life)
     Joint venture interest - MRI                                            1,862,723    5.0    years
     Management contracts - MRI                                                427,880    5.0    years
     Non-compete agreements                                                    179,845    5.0    years (contract life)
                                                                           ------------
          Total identifiable intangible assets                              15,700,764
          Goodwill and intangible assets with infinite lives                 2,904,590
                                                                           ------------
                                                                           $18,605,354
                                                                           ============

The contracts related to the MRI facility are for 25 years; however, due to the technology changes inherent with MRI's, management believes a useful life of 5 years is more appropriate.


                                                                                                      YTD        Y/E
                                                                                                     9/30/04   12/31/03
                                                                                                  ----------------------
 Amortization expense                                                                             $1,693,599 $2,258,132
                                                                                                  ======================


                                                                                                      YTD        Y/E
                                                                                                     9/30/04   12/31/03
                                                                                                  ----------------------
 (f) The weighted average shares outstanding on a pro forma basis was calculated as follows:
     Weighted average shares outstanding                                                          29,085,252 24,754,050
                                                                                                  ======================
     1 for 10 reverse stock split                                                                  2,908,525  2,475,405
     Transaction consideration (Post reverse split):
     Debt Conversion                                                                               1,639,306  1,399,876
     IPS merger                                                                                    2,856,349  3,051,642
     DCPS/MBS merger                                                                               1,651,518  1,651,518
     Bank of Lebanon conversion                                                                      210,000    210,000
     Equity financing                                                                             11,482,260 11,442,426
                                                                                                  ----------------------
     Weighted average shares outstanding-pro forma                                                20,747,958 20,230,867
                                                                                                  ======================



     The assumed market price per share for the transaction consideration calculations, on a pre- reverse split basis, was based on the average of the daily average of the high and low trading prices of the common stock for the five trading days ending on December 14, 2004, the assumed measurement date, which was $0.290 per share. The number of shares used for the DCPS/MBS merger was based on the fixed shares issued as part of that amended merger agreement dated July 16, 2004.


 (g) To eliminate historical employee compensation in excess of contractual obligations as indicated in the merger agreements. The merger agreement includes provisions for employment agreements with specific annual compensation.

                                                                                                      YTD        Y/E
                                                                                                     9/30/04   12/31/03
                                                                                                  ----------------------
     Total DCPS/MBS historical compensation subject to adjustment                                 $1,346,739 $1,026,007
     Less: Total DCPS/MBS annual compensation per employment
                contractual agreement signed as part of the merger                                  (262,500)  (350,000)
                                                                                                  ----------------------

     DCPS/MBS historical employee compensation adjustment                                         $1,084,239   $676,007
                                                                                                  ======================



                                                                                                      YTD        Y/E
                                                                                                     9/30/04   12/31/03
                                                                                                  ----------------------
 (h) To record the interest expense on the note payable due to DCPS/MBS
     as part of the DCPS/MBS acquisition     $1,000,000 @8.0%                                        $60,000    $80,000
                                                                                                  ======================



(i) To record amortization of DCPS/MBS identifiable intangible assets as follows:

                                                                                     Useful
                                                                            Amount    Life
                                                                         ------------------
     Client relationships                                                $6,229,389     10   years (average client term)
     Non-compete agreements                                               1,482,744      5   years (contract life)
     Acquired software                                                      494,248      5   years
                                                                         -----------
       Total identifiable intangible assets                               8,206,381
       Goodwill and intangible assets with infinite lives                 1,119,052
                                                                         -----------
                                                                         $9,325,433
                                                                         ===========


                                                                                                       YTD       Y/E
                                                                                                      9/30/04  12/31/03
                                                                                                    --------------------
 Amortization expense                                                                               $763,753 $1,018,337
                                                                                                    ====================

(j) To reflect the impairment of certain intangible assets based on the following post-closing information:

          On March 7, 2005, Orion HealthCorp, Inc. announced that it had consolidated two Houston-based ambulatory surgery centers. The Company is closing the Bellaire SurgiCare facility and expects the consolidated facility, SurgiCare Memorial Village, to benefit from increased physician participation and accelerating admissions.

     In accordance with FAS 142, "Goodwill and Other Intangible Assets," the Company tested the identifiable intangible assets and goodwill related to SurgiCare (as defined in note (d), to the pro forma balance sheet) using the present value of cash flows method. As a result of the decision to close Bellaire SurgiCare and the resulting impairment of the joint venture interest and management contracts related to the surgery centers, the Company will record a charge for impairment of intangible assets of $4,112,980 at the end of 2004.